Exhibit 23.1


                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


       As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated February 3, 1998 included in Host Marriott Services Corporation's Form 10-K for the year ended January 2, 1998 and to all references to our Firm included in this registration statement.


                                        /s/ Arthur Andersen LLP


Washington, D.C.
June 29, 1998